Exhibit 10.37(b)
Execution Version
FIRST AMENDMENT TO LEASE
     This first amendment to lease dated December 1, 1998 is executed by and between Sycal Properties, Inc., a California corporation, hereinafter called “Landlord” and Century Theatres Inc., a Delaware corporation, hereinafter called “Tenant”.
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into an Indenture of Lease on October 31, 1997, hereinafter referred to as the “Lease”, for office space at 150 Pelican Way, San Rafael, California, and
     WHEREAS, the parties hereto desire to amend said Lease as hereinafter provided,
     NOW, THEREFORE, the parties hereto mutually agree that the Lease shall be amended as follows:
1.	The Leased Premises shall be increased by 2,281 square feet of office space located on the second floor of the office building located at 150 Pelican Way, San Rafael, California.

2.	Effective January 1, 1999 the Minimum Monthly Rent shall be as set forth in the Amended Exhibit A
     This First Amendment to Lease is hereby executed and shall be effective as of the date first written above. All other conditions of the Lease shall remain in effect.

Century Theatres, Inc.	Sycal Properties, Inc.

/s/ Joseph Syufy	/s/ Alan Steuer

Joseph Syufy, President	Alan Steuer, Chief Financial Officer

AMENDED EXHIBIT A
RENT SCHEDULE CENTURY THEATRES, INC.

Minimum
Monthly
Rent
January 1, 1999 - September 30, 1999	$47,074.50
October 1, 1999 - September 30, 2000	$48,486.74
October 1, 2000 - September 30, 2001	$49,941.34
October 1, 2001 - September 30, 2002	$51,439.58
October 1, 2002 - September 30, 2003	$52,982.76
October 1, 2003 - September 30, 2004	$54,572.25
October 1, 2004 - September 30, 2005	$56,209.41
October 1, 2005 - September 30, 2006	$57,895.70
October 1, 2006 - September 30, 2007	$59,632.57
October 1, 2007 - September 30, 2008	$61,421.55